Consulting Agreement

This Consulting Agreement (the “Agreement”), effective as of this 21st day of March, 2014 (the “Effective Date”), is entered into by and between, Savoy Enterprises, Inc.  (herein referred to as the “Consultant”) and Oak Ridge Energy Technologies, Inc. (herein referred to as the “Company”).

RECITALS

WHEREAS, the Company desires to engage the services of the Consultant to consult, assist and advise the Company with regards to investor relations and other strategic and tactical financial matters, with the understanding that all information of any type or nature whatsoever concerning the Company that has not been publicly disclosed in filings with the Company with the United States Securities and Exchange Commission (the “SEC”) or in press release or other forms of public communication, shall be held in strict confidence by the Consultant as a condition of this Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the Effective Date and terminating 365 days thereafter unless terminated pursuant to Section 8 of this Agreement (the “Term”).

2. Services. During the Term of this Agreement, the Consultant’s services may include, but will not necessarily be limited to, providing the following services on behalf of and to the benefit of the Company:

A. Analyzing the Company’s needs with respect to financial strategy;

B. Consulting, assisting and advising the Company with respect to financial strategy and corporate awareness;

C. Introducing, overseeing and facilitating, for the benefit of the Company, any and all investor relations organizations and other contractors that are engaged by the Company;

D. Consulting and assisting the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community;

E. Otherwise perform as the Company’s consultant in the development of a financial strategy and its implementation, including investor relations; and

F. Assisting and advising the Company with respect to its relations with brokers, dealers, analysts and other investment professionals.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities that may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company under this Agreement. The Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, the Consultant and the Company agree that Consultant will perform the duties set forth herein.

4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

4.1. For undertaking this engagement and for other good and valuable consideration, the Company agrees to cause to be paid to the Consultant 3,500,000 shares of the Company $0.001 par value per share common stock (the “Common Stock”) to be issued and delivered to the Consultant in three (3) tranches as follows: First Tranche—1/3rd on the execution and delivery of this Agreement (“Effective Date”);  Second Tranche—1/3rd three (3) months from the Effective Date;  and the Third Tranche—1/3rd six (6) months from the Effective Date, all fully-paid and non-assessable. The shares of Common Stock are issued as a fee,  constitute payment for the Consultant’s agreement to consult to the Company, and are non-refundable, unless specifically indicated otherwise in Sections 4.2(a), 4.2(b) or 4.2(c); such shares of Common Stock are not a prepayment for future services.

4.2 Early Termination of Agreement.  If the Company decides to terminate this Agreement after the Effective Date for any reason whatsoever, it is agreed and understood that the Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock that have been issued and delivered (or were required to be issued and delivered as provided above) to the Consultant as provided herein.

4.2(a) First Tranche.  If the Company decides to terminate this Agreement any time after the Effective Date, it shall not demand or request or in any way require that the Consultant return to the Company any portion of the first 1/3 of the 3,500,000 shares of Common Stock issued and delivered, or required to be issued an delivered under this Agreement, to the Consultant for any reason;

4.2(b) Second Tranche.  If the Company decides to terminate the Agreement after the Effective Date and prior to three months after Effective Date, shares of Common Stock shall be issued and delivered on a pro rata basis, at the rate of 12,963 shares of Common Stock per day computed as of the Effective Date.

4.2(c) Third Tranche.  If the Company decides to terminate the Agreement after three months following the Effective Date and prior to six months after Effective Date, shares of Common Stock shall be issued and delivered on a pro rata basis, at the rate of 12,963 Shares of Common Stock per day computed as of the date following three months of the Effective Date.

Further, if and in the event the Company is acquired in whole or in part, during the term of this Agreement, it is agreed and understood that the Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock that have been issued and delivered to it hereunder. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the shares of Common Stock that have been issued and delivered to it hereunder. Customary anti-dilution and adjustments for stock splits shall apply to the Common Stock issuable and deliverable hereunder.

4.3. With each tranche of shares of the Common Stock to be issued and delivered pursuant to this Agreement, the Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares of Common Stock are validly issued, fully-paid and non-assessable and that the issuance and eventual transfer of them to the Consultant pursuant to this Agreement shall have been validly issued, fully-paid and non-assessable and that the issuance and any delivery of them to the Consultant has been duly authorized by the Company’s Board of Directors.

4.4. The Company shall be responsible for, and shall bear, all expenses directly and necessarily incurred in connection with the Consultant’s delivery of Services described in Paragraph 2, including, without limitation, travel. Any expense over $1,000 shall be pre-approved by the Company. At the Consultant’s discretion, expenses will be billed as incurred or summarized in a final expense statement payable upon receipt by the Company.

4.5 A success fee (the “Success Fee”) for any successful introduction to a capital raise, acquisition, merger or other significant agreement (the “Successful Success Fee Event”) will be payable upon the successful completion of the “Successful Success Fee Event,” equal to four percent (4%) of the amount of capital raised by the Consultant and two percent (2%) of the equity value of the transaction in case of an acquisition, merger or other significant similar agreement. The Success Fee is due and payable to the Consultant immediately upon the earlier of (i) the closing of the Successful Success Fee Event or (ii) the issuance of the stock or receipt of the cash in any Success Fee Event.

4.6 Resales of the Common Stock shall be subject to resale as follows: no sales for of the Common Stock shall be made for a period of six (6) months from the issuance and delivery of an applicable tranche, as outlined in Section 4.1 herein (the “Lock-Up Period”)..

5. Non-Assignability of Services. The Consultant’s services under this Agreement are offered to the Company only and may not be assigned by the Company to any entity with which the Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation due to the Consultant herein or under the schedules set forth herein shall remain due and payable, subject to termination, provided that any compensation paid, or Common Stock issued and delivered, to the Consultant, shall be retained in its entirety by the Consultant, all without any reduction or pro-rating and shall be considered and remain fully-paid and non-assessable. Notwithstanding the non-assignability of the Consultant’s services, the Company shall assure that in the event of any merger, acquisition or similar change of form of entity, that its successor entity shall agree to complete all obligations to the Consultant, including the provision and payment of all compensation due hereunder and the preservation of the value thereof consistent with the rights granted to the Consultant by the Company herein, and to Shareholders.

6. Indemnification. The Company warrants and represents that all oral communication, written documents or materials furnished to the Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and the Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless the Consultant (including its officers, directors, employees and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from the Consultant’s communication or dissemination of any said information, documents or materials. The Company further agrees to protect, indemnify and hold harmless the Consultant (including its officers, directors, employees, and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from any and all breaches by the Company and/or the Company’s officers, directors, employees, agents, and any and all market relations, public relations and investor relations organizations introduced to the Company by the Consultant and subsequently engaged by the Company, including misrepresentations and/or omission of fact and from any and all violations and applicable laws and regulations.

7. Representations. The Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. The Consultant further acknowledges that it is not a Broker-Dealer in securities or a registered investment advisor and is not and will not perform any tasks which require the Consultant to be licensed as such. The Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company that would have a Material Adverse Effect (as defined below) on the Company. The Company acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree, or judgment involving any violation of the SEC or securities laws. Both the Company and the Consultant acknowledge that the Company is under no obligation to, follow and/or act in accordance with the recommendations made by the Consultant in connection with this Agreement. The Company represents that its decision to not act in accordance with the Consultant’s recommendations in no way affects the Company’s obligations as set forth in Section 4 herein above. The Company acknowledges that it remains responsible for any and all additional due diligence it deems necessary and appropriate respecting the investor relations, market relations and public relations organizations introduced to it by the Consultant. The Company further represents and acknowledges that the Consultant is not responsible and not liable for the actions taken by those investor relations, market relations and public relations organizations that are introduced to it by the Consultant and subsequently engaged by the Company.

8. Termination. This Agreement may be terminated by the Consultant or the Company during the Term hereof:

8.1 By the Consultant on fifteen (15) days written notice to the Company. in the event that the Company shall have provided materially inaccurate or misleading information, of any type or nature, to the Consultant, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Consultant in writing; or without cause whatsoever. Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of the Company, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Sections 4 and 5 hereof.

8.2 By the Company on fifteen (15) days written notice to the Consultant. in the event that the Consultant shall have failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of the Consultant to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by Company in writing; or without cause whatsoever. Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of the Consultant, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be to be paid, as set forth in Sections 4 and 5 hereof, through the date of termination.

9. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. The Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

10. Status as Independent Contractor. The Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such manners.  The Consultant shall indemnify and hold the Company harmless from any such amounts, charges or withholding amounts or requirements, without qualification. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by facsimile or e-mail, addressed as set forth herein below.

If to Consultant:

Savoy Enterprises

1005 Country Club Ave

Cheyenne, WY  82001

If to the Company:

Oak Ridge Energy Technologies, Inc.

3046 E. Brighton Place

Salt Lake City, UT  84121

13. Confidentiality. This entire Agreement, including the terms of this Agreement, shall remain confidential in its entirety and will not be disclosed to anyone without first receiving written consent to do so, unless obligated to be disclosed pursuant to applicable law. This is a material part of this Agreement.

14. Complete Agreement. This Agreement and any schedules or exhibits contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and act and be binding upon the respective parties hereto. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof.

15. Choice of Law. This Agreement shall be interpreted, controlled and enforced in accordance with the substantive laws of the State of Nevada.

16. Definition of Material Adverse Effect.  “Material Adverse Effect” with respect to a Party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that Party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction or related transactions contemplated herein, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

AGREED TO:

SAVOY ENTERPRISES

By: /s/Ben Hoskins______________

Date: ___June 30, 2014________.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

By: /s/Steven Barber  ____________

Date: __June 30, 2014_________.